UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2021
________________________________________________________
COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732		95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

445 South Street	Morristown	New Jersey	7960
(Address of principal executive offices)			(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	CVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Covanta Holding Corporation (the “Company”) held on May 13, 2021, the Company’s stockholders voted on the following proposals:

1.To elect eleven directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. Each director was elected with the votes cast as follows:

Directors	For	Withheld	Broker Non-Votes
David M. Barse	93,467,014	10,674,981	16,470,199
Ronald J. Broglio	99,054,663	5,087,332	16,470,199
Peter C.B. Bynoe	100,129,253	4,012,742	16,470,199
Linda J. Fisher	96,559,986	7,582,009	16,470,199
Joseph M. Holsten	96,300,082	7,841,913	16,470,199
Owen Michaelson	95,682,750	8,459,245	16,470,199
Danielle Pletka	102,667,326	1,474,669	16,470,199
Michael W. Ranger	102,950,522	1,191,473	16,470,199
Robert S. Silberman	88,310,312	15,831,683	16,470,199
Jean Smith	94,317,108	9,824,887	16,470,199
Samuel Zell	84,496,943	19,645,052	16,470,199

2.To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the 2021 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,876,078	2,646,235	89,881	—

3.Advisory vote to approve the compensation of the Company's named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,156,979	7,724,370	260,646	16,470,199

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2021

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Thomas L. Kenyon
Name:	Thomas L. Kenyon
Title:	Executive Vice President, General Counsel and Secretary